UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2005

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

The Compensation Committee (the “Committee”) of Hibbett Sporting Goods, Inc. (the “Company”), by unanimous consent dated December 23, 2005, has taken the following actions:

1.

The Committee authorized the Company to enter into appropriate agreements and modifications to its group health plan to permit its Chief Executive Officer and Chairman of the Board, Michael J. Newsome and his wife to become covered participants until their deaths.

2.

The Committee adopted stock ownership guidelines to better align personal and corporate incentives of its officers and directors. Within four years of the date of adoption, or of the individual’s hiring/promotion, whichever is later, the following persons shall be required to maintain ownership in the amount of company equity indicated below, in the form of common stock or common stock equivalents such as options, restricted stock units or the like:

a)	Company Chairman and Chief Executive Officer – three times (3x) base salary
b)	Company President – two times (2x) base salary
c)	Company Chief Financial Officer, General Manager-Merchandise and Vice President-Store Operations – one time (1x) base salary
d)	Outside Directors – three times (3x) standard director fees

The Company intends to provide additional information regarding the compensation awarded to, including equity awards to applicable officers and directors in respect of and during the year ended January 28, 2006, in the proxy statement for the Company’s 2006 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

/s/ Gary A. Smith
Date: December 28, 2005	Vice President and Chief Financial Officer

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